Exhibit 3.23

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

2ND AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A.

AND TELEMAR PARTICIPAÇÕES S.A. EXECUTED ON FEBRUARY 19, 2014 AND AMENDED ON

SEPTEMBER 8, 2014

BETWEEN

PORTUGAL TELECOM, SGPS S.A.

CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES

BRATEL BRASIL S.A.

TELEMAR PARTICIPAÇÕES S.A.

ANDRADE GUTIERREZ S.A.

JEREISSATI TELECOM S.A.

AND, AS INTERVENING PARTY

OI S.A.

EXECUTED ON MARCH 31, 2015

2ND AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND CORPCO EXECUTED FEBRUARY 19, 2014 AND AMENDED ON SEPTEMBER 8, 2014

By this instrument:

1.	PORTUGAL TELECOM, SGPS S.A., a publicly traded corporation, with headquarters at Av. Fontes Pereira de Melo No. 40, in the City of Lisbon, Portugal, Legal Entity Registration No. 503 215 058, herein represented in accordance with its By-Laws, hereinafter referred to as “Portugal Telecom SGPS”;

2.	CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, enrolled with the CNPJ/MF under number 19.445.247/0001-40, managed by BTG Pactual Serviços Financeiros S.A. DTVM, with headquarters at Praia de Botafogo, No. 501 – 5th floor, part, in the City and State of Rio de Janeiro, enrolled at CNPJ under No. 59.281.253/0001-23, hereinafter referred to as “FIA”;

3.	BRATEL BRASIL S.A., a Brazilian corporation (sociedade anônima) with headquarters in the city of Sao Paulo, State of Sao Paulo, at Rua Cubatão, No. 320, 4th floor, suite 03, enrolled as taxpayer at CNPJ/MF under No. 12.956.126/0001-13, herein represented in accordance with its By-Laws by its legal representatives, undersigned, hereinafter referred to as “BRATEL BRASIL”;

4.	TELEMAR PARTICIPAÇÕES S.A., a publicly traded corporation with head offices at Praia de Botafogo No. 300, 11th floor, suite 1101 (part), Botafogo, City and State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under No. 02.107.946/0001-87, herein represented in accordance with its By-Laws, hereinafter referred to as “Telemar Participações” or “Corpco”;

5.	ANDRADE GUTIERREZ S.A. (successor to ANDRADE GUTIERREZ TELECOMUNICAÇÕES LTDA.), a Brazilian corporation (sociedade por ações) with headquarters in the city of Belo Horizonte, State of Minas Gerais, at Av. do Contorno No. 8.123, Cidade Jardim, enrolled as taxpayer at CNPJ/MF under No. 17.262.197/0001-30, herein represented in accordance with its By-Laws, hereinafter referred to as “AG S.A.”; and

6.	JEREISSATI TELECOM S.A., a Brazilian corporation (sociedade por ações) with headquarters in the city of Sao Paulo, State of Sao Paulo, at Rua Angelina Maffei Vita No. 200, 9th floor, enrolled as taxpayer at CNPJ/MF under No. 53.790.218/0001-53, herein represented in accordance with its By-Laws, hereinafter referred to as “JEREISSATI TELECOM”;

individually also referred to as a “Party” or “Shareholder” and jointly referred to as the “Parties” or “Shareholders,”

and, as “Intervening Party,”

7.	OI S.A., a Brazilian corporation (sociedade por ações) with headquarters in the City and State of Rio de Janeiro, at Rua do Lavradio No. 71, 2nd floor, Centro, enrolled as taxpayer at CNPJ/MF under No. 76.535.764/0001-43, herein represented in accordance with its By-Laws, hereinafter referred to as “Oi.”

WHEREAS:

I.	On February 19, 2014 and on September 3, 2014, prior meetings of the shareholders of Corpco (“Prior Meetings”) were held, approving, among other measures, the integration of the shareholder bases of Oi and of Portugal Telecom SGPS into a single company, “Corpco,” the shareholder base of which would have been dispersed, the capital of which would have been divided into one class only of common shares traded on the Brazilian Stock, Commodities and Futures Exchange (“BMF&BOVESPA”), Euronext Lisbon and the NYSE, and the company would have adhered to the rules of corporate governance of the Novo Mercado section of the BMF&BOVESPA (the “Transaction”);

II.	Given the delay in the schedule of the Transaction, prior meetings of Copco shareholders were held on the date hereof to approve the adoption of an alternative structure, which enables the main goals of the Transaction to be realized by adopting best practices in corporate governance and making the voting rights in Oi more dispersed. In general terms, it consists of a proposal for voluntary exchange of Oi’s preferred shares into Oi’s common shares (in other words, subject to the discretion of the holder of preferred shares), at the exchange ratio of 0.9211 common shares for each preferred share issued by Oi, as well as the incorporation of the entities that hold direct or indirect interest in Oi. It also includes the key milestone of the incorporation of Corpco into and by Oi and its termination, in order to simplify Oi’s capital structure. This would permit the benefits of financial synergies to be realized, and the approval of the new bylaws of Oi, which includes limiting voting rights to a maximum of 15%, applicable to all shareholders of Oi, as contemplated by the Preliminary Steps, all in compliance with the provisions established in the prior meetings of the shareholders of Corpco, held on the date hereof (“Structure – Voluntary Exchange of PN’s”), retaining the final goal of a timely implementation of the transaction that will result in the migration of Oi to the Novo Mercado segment of the BM&FBOVESPA. Each one of the Preliminary Steps is conditioned to each other, such that the approval of each one of the steps assumes that all other steps are approved on the same date, jointly and inseparably;

III.	Portugal Telecom International Finance BV, Portugal Telecom SGPS, Oi and Telemar Participações, on the date hereof, entered into the First Amendment to the Call Option Agreement (“Amendment to the Call Option Agreement”), the effectiveness of which is subject to the approval by the general meeting of Oi’s shareholders and, if applicable, by the Brazilian Securities Commission (“Comissão de Valores Mobiliários”); and

IV.	In light of the aforementioned changes, the Parties wish to amend the Temporary Voting Agreement.

The PARTIES have agreed to enter into this 2nd Amendment to the Temporary Voting Agreement of the Shareholders of Oi S.A. and Corpco (the “2nd Amendment”), under the terms and for the purposes of article 118 of Law 6.404, of December 15, 1976 (the “Corporation Law”), as amended, which shall be governed by the following clauses and conditions:

CLAUSE I – AMENDMENT OF CLAUSE TWO

1.1 The parties agree to amend Clause Two of the Temporary Voting Agreement, to provide for the adoption of the “Structure – Voluntary Exchange of PNs” (as defined below) and approval of the Amendment to the Share Call Option Agreement, as a result of which Clause Two shall now read as follows:

“CLAUSE II- STRUCTURE – VOLUNTARY EXCHANGE OF PNS AND AMENDMENT TO THE SHARE CALL OPTION AGREEMENT

2.1 The Shareholders, irrevocably and irreversibly, hereby undertake to perform all necessary acts and to cooperate with the performance of all necessary acts by the other Parties and by Oi for the implementation of the Structure – Voluntary Exchange of PNs, including the Preliminary Steps (as defined in the prior meetings of Corpco shareholders), approved at the prior meetings of Corpco’s shareholders held on March 31, 2015 (which minutes and respective exhibits are part of Exhibit II of this 2nd Amendment to the Temporary Voting Agreement), as it may be detailed in the prior meetings of Corpco’s shareholders to be held to approve all corporate authorizations and agreements pertaining to the aforementioned Structure – Voluntary Exchange of PNs and to the Preliminary Steps.

2.2 The Shareholders, irrevocably and irreversibly, hereby undertake to (i) attend Oi’s Extraordinary General Meetings to deliberate on the Structure – Voluntary Exchange of PNs, the Amendment to the Call Option Agreement and the Preliminary Steps (“Oi AGEs”); (ii) cause the members of Oi’s Board of Directors designated by them to attend the Oi Board of Directors meetings that will deliberate on the Structure – Voluntary Exchange of PNs, the Amendment to the Call Option Agreement and the Preliminary Steps (the “Oi RCA”); and (iii) vote and cause the members of Oi Board of Directors designated by them to vote, at the Oi AGEs as well as the Oi RCAs, favorably for the approval, without reservations, exceptions or restrictions, of the Structure – Voluntary Exchange of PNs, the Amendment to the Call Option Agreement and the Preliminary Steps by Corpco held on March 31, 2015 and regarding the Structure – Voluntary Exchange of PNs as it may be detailed in the prior meetings of Corpco’s shareholders to be held to approve all corporate authorizations and agreements pertaining to the aforementioned Structure – Voluntary Exchange of PNs and to the Preliminary Steps.

2.2.1 Considering that the merger of Portugal Telecom SGPS by Corpco and the merger of Shares of Oi by Corpco will no longer be implemented, the Shareholders nevertheless undertake to continue pursuing the objective of integrating the shareholder bases of Oi and Portugal Telecom SGPS.

2.3 In the event that, during the term of this Temporary Voting Agreement, any legal, arbitral or administrative remedy is determined, even if of a preliminary nature, in such a manner that the Oi AGEs and/or the Oi RCAs cannot be held, or so that the effects of the approval of the Structure – Voluntary Exchange of PNs, the Amendment to the Call Option Agreement and the Preliminary Steps, or, in any manner so, that the effect or the scope of the Structure – Voluntary Exchange of PNs, the Amendment to the Call Option Agreement and the Preliminary Steps are affected or restricted, each one of the Shareholders hereby irrevocably and irreversibly agrees to take and cause Oi to take all necessary measures to remove, as soon as possible, the effects of such legal, arbitral or administrative remedies and implement the Structure – Voluntary Exchange of PNs, the Amendment to the Call Option Agreement and the Preliminary Steps.

2.4 The Chairman of the Oi AGEs and the Oi RCAs shall refrain from registering and calculating the votes cast in disagreement with this Temporary Voting Agreement, subject to the provisions by article 118, § 8 of Corporation Law.

2.5 The Shareholders hereby further irrevocably and irreversibly undertake to exercise their voting rights in order to maintain the ordinary course of Oi’s business during the term of this Temporary Voting Agreement, refrain from taking any measure or practice any act that affects or limits the effects or the scope of this instrument. For the purposes of this Clause 2.5, “ordinary course of business” activities are considered to be those which, by their nature, purpose or manner of execution, are necessary for the achievement of Oi’s corporate purposes, considering the maintenance of its business at current levels, consistent with the past practices and guidelines determined by the corporate bodies and without any kind of interruption or delay.

2.5.1 Until the Preliminary Steps have been approved, the Shareholders hereby irrevocably and irreversibly undertake to keep the members of the Oi Board of Directors in their current positions on the date of the execution of this 2nd Amendment, instructing them to maintain the ordinary course of business of Oi. In case of vacancy or resignation of any member of the Oi Board of Directors during the term of this Temporary Voting Agreement, the election of the substitute shall be made by Telemar Participações according to the rules provided in its Shareholders Agreement in force on this date for the election of the members of the Board of Directors,” pursuant to the provisions under Clause IV.

2.6 The Shareholders hereby undertake the firm irrevocable and irreversible commitment to convert all their Oi preferred shares into common shares, at the exchange ratio of 0.9211 Oi common shares for each Oi preferred share, as approved in the prior meetings of Corpco’s shareholders held on March 31, 2015 (“Exchange”), and the commitment hereby undertaken is subject to adherence to the Exchange by the shareholders representing at least 2/3 of the preferred shares issued by Oi, considered in this percentage the Exchange (“Exchange Condition”).

2.7 The Structure – Voluntary Exchange of PNs defined as Preliminary Steps in the minutes of the Corpco prior meetings held on March 31, 2015 are conditional on each other, such that the approval of these steps assumes the approval of all of them on the same date, jointly and severely.

CLAUSE II – MODIFICATION OF CLAUSE IV

2.1 Clause IV of the Temporary Voting Agreement cease to be in force, in the light of the approval for the adoption of the Structure –Voluntary Exchange of PNs, which is the reason why the Parties have decided to remove it from the Temporary Voting Agreement, replacing it with the new Clause IV, which shall now read as follows:

“CLAUSE IV – OI’S BOARD OF DIRECTORS

4.1 The Parties commit to elect the Board of Directors of Oi at the Oi AGE held to approve the Preliminary Steps, with its term until the date of the general meeting of Oi’s shareholders that will decide on the financial statements relative to the fiscal year ending on December 31, 2017, the nominees in item 3.2.2 (iv) of the Minutes of the Previous Meeting of Telemar Participações shareholders held on March 31, 2015.

4.2 The Parties commit to not require the adoption of the multiple vote procedure to elect the members of the Board of Directors of Oi provided in item 4.1 herein above. However, if the shareholders not bound to this Temporary Voting Agreement require the adoption of the multiple vote procedure, pursuant to the provision in Article 141 in the Brazilian Corporate Laws, the Parties shall exercise their voting rights in order to maximize the number of members in the Board of Directors of Oi that have the right to collectively nominate, including by adopting multiple votes, and in this manner, the Parties shall always comply with the terms agreed upon to nominate the members of Oi’s board of directors in the Prior Meeting held on March 31, 2015.

CLAUSE III - MODIFICATION OF CLAUSE VII

3.1 The Parties agree to amend paragraph 7.2 of Clause VII of the Temporary Voting Agreement, which governs the effectiveness and the term of the Temporary Voting Agreement, so as to amend the term established therein, and to include the new items 7.2.1, 7.2.2 and 7.2.3, as a result of which it shall now read as follows:

“CLAUSE VII – EFFECTIVENESS AND TERM

7.2	Except as provided in items 7.2.1, 7.2.2 and 7.2.3, this Temporary Voting Agreement shall remain in force until (i) the implementation of all the Preliminary Steps of the Oi AGEs; or (ii) October 31, 2015, whichever occurs first.”

7.2.1	Notwithstanding the provision in item 7.2 herein above, the preferred shares held by Shareholders will remain bound to this agreement for the purposes of item 2.6 in Clause II and to the terms in item 3.1 in Clause III, until (i) October 31, 2015; and (ii) the end of the 30 (thirty) days’ deadline for the Exchange, whichever occurs first, in accordance with the provisions of the Structure – Voluntary Exchange of PNs.

7.2.2	Notwithstanding the provisions under item 7.2 herein above, the Parties’ obligation to attend the Oi AGE that will decide on the Amendment to the Call Option Agreement and to vote in such meeting for the approval, without exceptions or restrictions, of the Amendment to the Call Option Agreement, will remain in force until the effective approval of the Amendment to the Call Option Agreement in such meeting.

7.2.3	Notwithstanding the provisions under item 7.2 herein above, the Parties’ obligation to attend the Oi AGEs that will decide on the Preliminary Steps and to vote in such meetings for the approval, without exceptions or restrictions, of the Preliminary Steps, will remain in force until the date such Oi AGEs are finished, in the event of a judicial or administrative order to suspend them or until Oi AGEs required to implement the Preliminary Steps are held, provided they are duly called for on or before September 30, 2015.”

CLAUSE IV – GENERAL PROVISIONS

4.1 Capitalized terms not expressly defined in this 2nd Amendment shall have the meaning attributed to them in the Temporary Voting Agreement and in its 1st Amendment.

4.2 Except for the changes introduced by this 2nd Amendment, further terms and conditions of the Temporary Voting Agreement and its 1st Amendment shall remain in effective and hereby ratified by the Parties.

4.3 The terms and conditions of the 2nd Amendment shall benefit and irrevocably and irreversibly bind the undersigned and their respective successors, including but not limited to the successors of the Shareholders following the Restructuring of Telemar Participações.

IN WITNESS HEREOF, the Parties executed this instrument in 7 (seven) counterparts of the same content and form, before the 2 (two) undersigned witnesses.

Rio de Janeiro, March 31, 2015.

(Signature pages to follow)

2ND AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A., ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON MARCH 31, 2015.

SIGNATURE PAGE 1/8

PORTUGAL TELECOM, SGPS S.A.

/s/ Rafael Luis Mora Funes	/s/ Shakhaf Wine
Name: Rafael Luis Mora Funes	Name: Shakhaf Wine
Title:	Title:

2ND AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A., ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON MARCH 31, 2015.

SIGNATURE PAGE 2/8

CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES

Managed by BTG Pactual Serviços Financeiros S.A. DTVM

/s/ Bruno Duque Horta Nogueira	/s/ Gabriel Fernando Barretti
Name: Bruno Duque Horta Nogueira	Name: Gabriel Fernando Barretti
Title: Attorney	Title: Attorney

2ND AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A., ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON MARCH 31, 2015.

SIGNATURE PAGE 3/8

BRATEL BRASIL S.A.

/s/ Rafael Luis Mora Funes	/s/ Shakhaf Wine
Name: Rafael Luis Mora Funes	Name: Shakhaf Wine
Title:	Title:

2ND AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A., ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON MARCH 31, 2015.

SIGNATURE PAGE 4/8

TELEMAR PARTICIPAÇÕES S.A.

/s/ Fernando Magalhães Portella	/s/ José Augusto da Gama Figueira
Name: Fernando Magalhães Portella	Name: José Augusto da Gama Figueira
Title:	Title:

2ND AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A., ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON MARCH 31, 2015.

SIGNATURE PAGE 5/8

ANDRADE GUTIERREZ S.A.

/s/ Renato Torres de Faria	/s/ Rafael Cardoso Cordeiro
Name: Renato Torres de Faria	Name: Rafael Cardoso Cordeiro
Title:	Title:

2ND AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A., ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON MARCH 31, 2015.

SIGNATURE PAGE 6/8

JEREISSATI TELECOM S.A.

/s/ Fernando Magalhães Portella	/s/ Alexandre Jercissati Legey
Name: Fernando Magalhães Portella	Name: Alexandre Jercissati Legey
Title:	Title:

2ND AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A., ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON MARCH 31, 2015.

SIGNATURE PAGE 7/8

OI S.A.

/s/ Bayard De Paoli Gontijo	/s/ Eurico Jesus Teles Neto
Name: Bayard De Paoli Gontijo	Name: Eurico Jesus Teles Neto
Title:	Title:

2ND AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A., ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON MARCH 31, 2015.

SIGNATURE PAGE 8/8

Witnesses:

/s/ Íria Lúcia da S. Martins	/s/ Victor Guita Compinho
Name: Íria Lúcia da S. Martins	Name: Victor Guita Compinho
CPF: 728.352.737-00	CPF: 125.662.867-01
RG: 20.184.824 SSP/SP

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